UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 7, 2015

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At Wisconsin Energy Corporation's 2015 Annual Meeting of Stockholders held on May 7, 2015, stockholders voted on the following proposals with the following results:

Proposal 1 -- Election of Nine Directors for Terms Expiring in 2016

Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes

John F. Bergstrom	153,459,842	12,160,122	823,402	26,369,355
Barbara L. Bowles	152,598,910	12,872,919	971,536	26,369,355
Patricia W. Chadwick	163,378,256	2,115,312	949,798	26,369,355
Curt S. Culver	156,342,800	9,204,407	896,159	26,369,355
Thomas J. Fischer	162,120,393	3,334,518	988,455	26,369,355
Gale E. Klappa	149,215,885	14,229,561	2,997,920	26,369,355
Henry W. Knueppel	163,802,929	1,655,552	984,885	26,369,355
Ulice Payne, Jr.	155,434,898	10,196,146	812,322	26,369,355
Mary Ellen Stanek	156,229,248	9,325,986	888,132	26,369,355

Proposal 2 -- Ratification of Deloitte & Touche LLP as Independent Auditors for 2015

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
183,197,720	7,905,954	1,709,047	0

Proposal 3 -- Advisory Vote on Compensation of the Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
151,718,831	12,136,909	2,587,626	26,369,355

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: May 12, 2015	Stephen P. Dickson -- Vice President and Controller